EXHIBIT A

                             JOINT FILING AGREEMENT


     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below each hereby agrees that the
Schedule 13G/A filed herewith and any amendments thereto relating to the acquisition of shares of the Common Stock of CASCO INTERNATIONAL, INC. is filed jointly on behalf of each such person.

Dated: February 12, 2001


                                   /s/ George W. Mauerman
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                                   George W. Mauerman

                                   /s/ George S. Mauerman
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                                   George S. Mauerman